Exhibit 99.1

2018 – Q2

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended June 30, 2018

Overview: — **Section I**
Summary Description 1
Equity Research Coverage 2
Selected Financial Summary Data 3
Selected Portfolio Data 4

Financial Statements: — **Section II**
Consolidated Balance Sheets 5
Consolidated Statements of Operations 6
Funds from Operations 7
Diluted Share and Unit Computations 8
Adjusted Funds from Operations 9
EBITDAre and Adjusted EBITDA 10

Portfolio Information: — **Section III**
Office and Data Center Shell Properties by Segment 11
NOI from Real Estate Operations and Occupancy by Property Grouping 12
Consolidated Real Estate Revenues and NOI by Segment 13
Cash NOI by Segment 14
Same Properties Average Occupancy Rates by Segment 15
Same Properties Period End Occupancy Rates by Segment 15
Same Properties Real Estate Revenues and NOI by Segment 16
Same Properties Cash NOI by Segment 17
Leasing – Office and Data Center Shell Portfolio 18-19
Lease Expiration Analysis 20-21
2018 Core Portfolio Quarterly Lease Expiration Analysis 22
Top 20 Tenants 23

Investing Activity: — **Section IV**
Summary of Construction Projects 24
Summary of Redevelopment Projects 25
Summary of Pre-leased Pre-construction Project 25
Construction and Redevelopment Placed in Service 26
Summary of Land Owned/Controlled 27

Capitalization: — **Section V**
Capitalization Overview 28
Summary of Outstanding Debt 29-30
Debt Analysis 31
Consolidated Real Estate Joint Ventures 32
Unconsolidated Real Estate Joint Venture 33

Reconciliations & Definitions: — **Section VI**
Supplementary Reconciliations of Non-GAAP Measures 34-36
Definitions 37-42

Earnings Release: — **i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of June 30, 2018, we derived 88% of our core portfolio annualized revenue from Defense/IT Locations and 12% from our Regional Office Properties. As of June 30, 2018, our core portfolio of 157 office and data center shell properties, including six owned through an unconsolidated joint venture, encompassed 17.5 million square feet and was 93.4% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Positive; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended										Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/18		3/31/18		12/31/17		9/30/17		6/30/17		6/30/18		6/30/17
Net income	6	$21,085		$18,780		$11,008		$22,334		$18,859		$39,865		$41,599
NOI from real estate operations	13	$80,918		$78,526		$81,439		$82,065		$80,867		$159,444		$160,317
Same Properties NOI	16	$71,937		$69,840		$72,246		$71,640		$72,099		$141,777		$143,798
Same Properties Cash NOI	17	$71,809		$68,905		$71,711		$71,616		$71,102		$140,714		$141,143
Adjusted EBITDA	10	$75,572		$73,707		$76,862		$77,241		$75,499		$149,279		$149,288
Diluted AFFO avail. to common share and unit holders	9	$39,742		$38,218		$31,920		$41,359		$43,687		$77,960		$82,034
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275		$0.550		$0.550

Per share - diluted:
EPS	8	$0.19		$0.17		$0.10		$0.21		$0.08		$0.36		$0.26
FFO - NAREIT	8	$0.51		$0.49		$0.47		$0.54		$0.42		$1.00		$0.92
FFO - as adjusted for comparability	8	$0.51		$0.50		$0.53		$0.53		$0.49		$1.01		$0.96

Numerators for diluted per share amounts:
Diluted EPS	6	$19,317		$17,033		$9,509		$20,484		$7,523		$36,350		$25,237
Diluted FFO available to common share and unit holders	7	$53,720		$51,537		$48,824		$55,871		$42,671		$105,257		$94,475
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$53,941		$51,738		$54,065		$54,662		$50,562		$105,679		$98,629

Payout ratios:
Diluted FFO	N/A	54.3%		56.0%		58.7%		50.4%		66.0%		55.1%		59.6%
Diluted FFO - as adjusted for comparability	N/A	54.1%		55.8%		53.0%		51.5%		55.7%		54.9%		57.1%
Diluted AFFO	N/A	73.4%		75.5%		89.7%		68.1%		64.5%		74.4%		68.7%

CAPITALIZATION
Total Market Capitalization	28	$4,979,083		$4,598,028		$4,903,623		$5,272,960		$5,524,727
Total Equity Market Capitalization	28	$3,095,017		$2,729,913		$3,061,456		$3,385,759		$3,612,511
Gross debt	29	$1,914,066		$1,898,115		$1,872,167		$1,917,201		$1,942,216
Net debt to adjusted book	31	41.1%		41.2%		40.8%		41.7%		42.3%		N/A		N/A
Net debt plus preferred equity to adjusted book	31	41.3%		41.3%		41.0%		41.9%		42.5%		N/A		N/A
Adjusted EBITDA fixed charge coverage ratio	31	3.6	x	3.5	x	3.7	x	3.6	x	3.2	x	3.6	x	3.1	x
Net debt to in-place adjusted EBITDA ratio	31	6.3	x	6.4	x	6.1	x	6.2	x	6.4	x	N/A		N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.3	x	6.4	x	6.1	x	6.2	x	6.4	x	N/A		N/A

OTHER
Revenue from early termination of leases	N/A	$874		$1,246		$634		$749		$467		$2,120		$1,079
Capitalized interest costs	N/A	$1,397		$1,374		$1,032		$1,055		$1,611		$2,771		$3,142

Corporate Office Properties Trust
Selected Portfolio Data (1)

	6/30/18 (2)	3/31/18 (2)	12/31/17	9/30/17	6/30/17
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	159	159	159	159	165
Consolidated Portfolio	153	153	153	153	159
Core Portfolio	157	157	156	153	153
Same Properties	147	147	147	147	147

% Occupied
Total Portfolio	91.4%	91.0%	93.6%	93.4%	93.0%
Consolidated Portfolio	90.9%	90.5%	93.2%	93.0%	92.6%
Core Portfolio (2)	91.5%	91.1%	94.5%	94.3%	93.8%
Same Properties	91.2%	90.9%	92.1%	91.8%	91.5%

% Leased
Total Portfolio	93.3%	91.8%	94.2%	94.2%	94.0%
Consolidated Portfolio	92.9%	91.3%	93.9%	93.8%	93.7%
Core Portfolio (2)	93.4%	91.9%	95.1%	95.1%	94.8%
Same Properties	93.3%	91.7%	92.8%	92.7%	92.7%

Square Feet (in thousands)
Total Portfolio	17,655	17,613	17,345	17,376	17,323
Consolidated Portfolio	16,694	16,651	16,383	16,413	16,361
Core Portfolio	17,498	17,456	17,059	16,737	16,568
Same Properties	16,233	16,233	16,233	16,233	16,233

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (3)	16.86	16.86	16.86	16.86	16.86

(1)	Our total portfolio, core portfolio and Same Properties reporting included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)
The data above reflects the effect of two properties reported as fully placed in service during the first quarter of 2018 that were previously reported as construction projects since they were held for future lease to the United States Government. If these two properties were reported as fully placed in service as of 12/31/17, our Core Portfolio would have been 92.8% occupied and 93.3% leased as of 12/31/17. Our Same Properties data is reported as if these two properties were fully placed in service as of 1/1/17.

(3)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 6/30/18.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Assets
Properties, net
Operating properties, net	$2,760,632	$2,740,264	$2,737,611	$2,690,712	$2,688,174
Construction and redevelopment in progress, including land (1)	91,630	61,844	50,316	70,202	107,910
Land held (1)	331,275	356,171	353,178	336,117	338,475
Total properties, net	3,183,537	3,158,279	3,141,105	3,097,031	3,134,559
Assets held for sale (2)	42,226	42,226	42,226	74,415	51,291
Cash and cash equivalents	8,472	8,888	12,261	10,858	10,606
Investment in unconsolidated real estate joint venture	40,806	41,311	41,787	42,263	42,752
Accounts receivable, net	23,656	23,982	31,802	27,624	42,742
Deferred rent receivable, net	89,606	87,985	86,710	84,743	89,832
Intangible assets on real estate acquisitions, net	50,586	54,600	59,092	64,055	69,205
Deferred leasing costs, net	48,183	47,886	48,322	47,033	40,506
Investing receivables	54,427	58,800	57,493	56,108	54,598
Prepaid expenses and other assets, net	70,863	72,281	74,407	72,711	56,213
Total assets	$3,612,362	$3,596,238	$3,595,205	$3,576,841	$3,592,304
Liabilities and equity
Liabilities:
Debt	$1,871,445	$1,854,886	$1,828,333	$1,873,291	$1,897,734
Accounts payable and accrued expenses	88,885	95,721	108,137	121,483	95,267
Rents received in advance and security deposits	24,905	26,569	25,648	26,223	25,444
Dividends and distributions payable	29,449	29,146	28,921	28,462	28,462
Deferred revenue associated with operating leases	10,783	11,246	11,682	12,047	13,172
Deferred property sale (2)	43,377	43,377	43,377	—	—
Capital lease obligation	640	11,778	15,853	16,347	16,177
Other liabilities	9,849	17,643	41,822	43,866	56,076
Total liabilities	2,079,333	2,090,366	2,103,773	2,121,719	2,132,332
Redeemable noncontrolling interests	24,544	23,848	23,125	23,269	23,731
Equity:
COPT’s shareholders’ equity:
Common shares	1,033	1,022	1,013	996	995
Additional paid-in capital	2,254,430	2,221,427	2,201,047	2,150,067	2,146,119
Cumulative distributions in excess of net income	(822,270)	(813,302)	(802,085)	(783,848)	(777,049)
Accumulated other comprehensive income (loss)	9,012	7,204	2,167	(859)	(1,163)
Total COPT’s shareholders’ equity	1,442,205	1,416,351	1,402,142	1,366,356	1,368,902
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	44,651	44,327	45,097	44,716	46,871
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	12,829	12,546	12,268	11,981	11,668
Total noncontrolling interests in subsidiaries	66,280	65,673	66,165	65,497	67,339
Total equity	1,508,485	1,482,024	1,468,307	1,431,853	1,436,241
Total liabilities, redeemable noncontrolling interests and equity	$3,612,362	$3,596,238	$3,595,205	$3,576,841	$3,592,304

(1)	Refer to pages 24, 25 and 27 for detail.

(2)
As of 12/31/17 and each subsequent reporting date, these lines represent the carrying amount and sale proceeds pertaining to a property sale not recognized for accounting purposes that we expect to recognize by 6/30/19.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Revenues
Rental revenue	$101,121	$100,834	$101,485	$102,275	$101,347	$201,955	$201,962
Tenant recoveries and other real estate operations revenue	28,041	27,444	26,200	24,956	26,950	55,485	53,102
Construction contract and other service revenues	17,581	27,198	36,882	29,786	23,138	44,779	36,172
Total revenues	146,743	155,476	164,567	157,017	151,435	302,219	291,236
Expenses
Property operating expenses	49,446	50,951	47,449	46,368	48,628	100,397	97,147
Depreciation and amortization associated with real estate operations	33,190	33,512	33,938	34,438	32,793	66,702	65,852
Construction contract and other service expenses	16,941	26,216	36,029	28,788	22,315	43,157	34,801
Impairment losses (recoveries)	—	—	13,659	(161)	1,625	—	1,625
General and administrative expenses	6,067	5,861	5,552	5,692	6,017	11,928	12,764
Leasing expenses	1,561	1,431	1,447	1,676	1,842	2,992	3,706
Business development expenses and land carry costs	1,234	1,614	1,646	1,277	1,597	2,848	3,290
Total operating expenses	108,439	119,585	139,720	118,078	114,817	228,024	219,185
Operating income	38,304	35,891	24,847	38,939	36,618	74,195	72,051
Interest expense	(18,945)	(18,784)	(19,211)	(19,615)	(19,163)	(37,729)	(38,157)
Interest and other income	1,439	1,359	1,501	1,508	1,583	2,798	3,309
Loss on early extinguishment of debt	—	—	—	—	(513)	—	(513)
Income before equity in income of unconsolidated entities and income taxes	20,798	18,466	7,137	20,832	18,525	39,264	36,690
Equity in income of unconsolidated entities	373	373	372	371	370	746	747
Income tax expense	(63)	(55)	(953)	(57)	(48)	(118)	(88)
Income before gain on sales of real estate	21,108	18,784	6,556	21,146	18,847	39,892	37,349
Gain on sales of real estate	(23)	(4)	4,452	1,188	12	(27)	4,250
Net income	21,085	18,780	11,008	22,334	18,859	39,865	41,599
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(608)	(544)	(314)	(693)	(261)	(1,152)	(883)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(878)	(921)	(908)	(897)	(907)	(1,799)	(1,841)
Net income attributable to COPT	19,434	17,150	9,621	20,579	17,526	36,584	38,545
Preferred share dividends	—	—	—	—	(3,039)	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	—	(6,847)	—	(6,847)
Net income attributable to COPT common shareholders	$19,434	$17,150	$9,621	$20,579	$7,640	$36,584	$25,479
Amount allocable to share-based compensation awards	(117)	(117)	(112)	(95)	(117)	(234)	(242)
Numerator for diluted EPS	$19,317	$17,033	$9,509	$20,484	$7,523	$36,350	$25,237

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Net income	$21,085	$18,780	$11,008	$22,334	$18,859	$39,865	$41,599
Real estate-related depreciation and amortization	33,190	33,512	33,938	34,438	32,793	66,702	65,852
Impairment losses (recoveries) on previously depreciated operating properties	—	—	9,004	(159)	1,610	—	1,610
Gain on sales of previously depreciated operating properties	23	4	(4,452)	(8)	(12)	27	(31)
Depreciation and amortization on unconsolidated real estate JV (1)	564	563	563	563	563	1,127	1,126
FFO - per NAREIT (2)(3)	54,862	52,859	50,061	57,168	53,813	107,721	110,156
Preferred share dividends	—	—	—	—	(3,039)	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	—	(6,847)	—	(6,847)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests (4)	(753)	(944)	(874)	(917)	(906)	(1,697)	(1,884)
Basic and diluted FFO allocable to share-based compensation awards	(224)	(213)	(198)	(215)	(185)	(437)	(401)
Basic and Diluted FFO available to common share and common unit holders (3)	53,720	51,537	48,824	55,871	42,671	105,257	94,475
Gain on sales of non-operating properties	—	—	—	(1,180)	—	—	(4,219)
Impairment losses (recoveries) on non-operating properties	—	—	4,655	(2)	15	—	15
Income tax expense associated with FFO comparability adjustments	—	—	800	—	—	—	—
(Gain) loss on interest rate derivatives	—	—	(191)	(34)	444	—	(9)
Loss on early extinguishment of debt	—	—	—	—	513	—	513
Issuance costs associated with redeemed preferred shares	—	—	—	—	6,847	—	6,847
Demolition costs on redevelopment and nonrecurring improvements	9	39	—	—	72	48	294
Executive transition costs	213	163	—	2	31	376	730
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(1)	(23)	5	(31)	(2)	(17)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$53,941	$51,738	$54,065	$54,662	$50,562	$105,679	$98,629

(1)	FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.

(2)	See reconciliation on page 34 for components of FFO per NAREIT.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
EPS Denominator:
Weighted average common shares - basic	101,789	100,999	99,304	99,112	99,036	101,397	98,725
Dilutive effect of forward equity sale agreements and share-based compensation awards	119	144	283	146	160	131	158
Weighted average common shares - diluted	101,908	101,143	99,587	99,258	99,196	101,528	98,883
Diluted EPS	$0.19	$0.17	$0.10	$0.21	$0.08	$0.36	$0.26

Weighted Average Shares for period ended:
Common Shares Outstanding	101,789	100,999	99,304	99,112	99,036	101,397	98,725
Dilutive effect of forward equity sale agreements and share-based compensation awards	119	144	283	146	160	131	158
Common Units	3,197	3,221	3,252	3,350	3,405	3,208	3,425
Denominator for diluted FFO per share and as adjusted for comparability	105,105	104,364	102,839	102,608	102,601	104,736	102,308
Weighted average common units	(3,197)	(3,221)	(3,252)	(3,350)	(3,405)	(3,208)	(3,425)
Denominator for diluted EPS	101,908	101,143	99,587	99,258	99,196	101,528	98,883
Diluted FFO per share - NAREIT	$0.51	$0.49	$0.47	$0.54	$0.42	$1.00	$0.92
Diluted FFO per share - as adjusted for comparability	$0.51	$0.50	$0.53	$0.53	$0.49	$1.01	$0.96

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$53,941	$51,738	$54,065	$54,662	$50,562	$105,679	$98,629
Straight line rent adjustments and lease incentive amortization	(1,195)	(828)	(1,343)	(561)	1,517	(2,023)	1,950
Amortization of intangibles included in NOI	231	356	342	318	325	587	684
Share-based compensation, net of amounts capitalized	1,550	1,485	1,523	1,272	1,309	3,035	2,558
Amortization of deferred financing costs	468	468	443	554	922	936	1,931
Amortization of net debt discounts, net of amounts capitalized	358	354	350	347	343	712	682
Accum. other comprehensive loss on derivatives amortized to expense	34	34	54	53	36	68	36
Replacement capital expenditures (1)	(15,613)	(15,520)	(23,475)	(15,233)	(11,269)	(31,133)	(24,318)
Other diluted AFFO adjustments associated with real estate JVs (2)	(32)	131	(39)	(53)	(58)	99	(118)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$39,742	$38,218	$31,920	$41,359	$43,687	$77,960	$82,034
Replacement capital expenditures (1)
Tenant improvements and incentives	$8,117	$8,615	$14,804	$11,342	$6,148	$16,732	$10,888
Building improvements	5,775	1,921	9,241	3,865	5,972	7,696	9,202
Leasing costs	1,822	1,280	3,242	2,428	1,666	3,102	2,817
Net additions to (exclusions from) tenant improvements and incentives	1,315	3,289	(2,929)	(1,509)	626	4,604	7,422
Excluded building improvements	(1,370)	415	(853)	(893)	(3,143)	(955)	(6,011)
Excluded leasing costs	(46)	—	(30)	—	—	(46)	—
Replacement capital expenditures	$15,613	$15,520	$23,475	$15,233	$11,269	$31,133	$24,318

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32 and COPT’s share of an unconsolidated real estate joint venture reported on page 33.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Net income	$21,085	$18,780	$11,008	$22,334	$18,859	$39,865	$41,599
Interest expense	18,945	18,784	19,211	19,615	19,163	37,729	38,157
Income tax expense	63	55	953	57	48	118	88
Depreciation of furniture, fixtures and equipment	459	523	600	577	585	982	1,096
Real estate-related depreciation and amortization	33,190	33,512	33,938	34,438	32,793	66,702	65,852
Impairment losses (recoveries) on previously depreciated operating properties	—	—	9,004	(159)	1,610	—	1,610
Gain on sales of previously depreciated operating properties	23	4	(4,452)	(8)	(12)	27	(31)
Adjustments from unconsolidated real estate JV (1)	828	824	829	830	827	1,652	1,651
EBITDAre	74,593	72,482	71,091	77,684	73,873	$147,075	$150,022
Impairment losses (recoveries) on non-operating properties	—	—	4,655	(2)	15	—	15
Loss on early extinguishment of debt	—	—	—	—	513	—	513
Gain on sales of non-operating properties	—	—	—	(1,180)	—	—	(4,219)
Business development expenses	757	1,023	1,116	737	995	1,780	1,933
Demolition costs on redevelopment and nonrecurring improvements	9	39	—	—	72	48	294
Executive transition costs	213	163	—	2	31	376	730
Adjusted EBITDA	75,572	73,707	76,862	77,241	75,499	$149,279	$149,288
Proforma NOI adjustment for property changes within period	418	—	(578)	(410)	421
In-place adjusted EBITDA	$75,990	$73,707	$76,284	$76,831	$75,920

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate joint venture (see page 33).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 6/30/18
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,820	88.6%	88.9%
Howard County	34	2,662	91.9%	94.4%
Other	21	1,563	94.7%	94.9%
Total Fort Meade/BW Corridor	86	8,045	90.9%	91.9%
Northern Virginia (“NoVA”) Defense/IT	13	2,000	82.9%	91.3%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,253	88.2%	91.6%
Redstone Arsenal (Huntsville, Alabama)	7	651	98.2%	99.0%
Data Center Shells
Consolidated Properties	10	1,626	100.0%	100.0%
Unconsolidated JV Properties (3)	6	962	100.0%	100.0%
Total Defense/IT Locations	150	15,490	92.0%	94.0%
Regional Office	7	2,008	87.2%	88.8%
Core Portfolio	157	17,498	91.5%	93.4%
Other Properties	2	157	82.2%	82.2%
Total Portfolio	159	17,655	91.4%	93.3%
Consolidated Portfolio	153	16,694	90.9%	92.9%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	6/30/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Total Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/18	6/30/18
Core Portfolio:
Same Properties (3)
Consolidated properties	139	15,114	90.8%	93.0%	$446,331	92.9%	$70,147	$138,362
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,448	1.1%	1,202	2,401
Total Same Properties in Core Portfolio (3)	145	16,076	91.3%	93.4%	451,779	94.0%	71,349	140,763
Properties Placed in Service (5)	12	1,422	93.0%	93.2%	25,688	5.3%	4,810	9,093
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,174	8,464
Total Core Portfolio	157	17,498	91.5%	93.4%	477,467	99.3%	80,333	158,320
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	(3)	110
Other Properties (Same Properties)	2	157	82.2%	82.2%	3,133	0.7%	588	1,014
Total Portfolio	159	17,655	91.4%	93.3%	$480,600	100.0%	$80,918	$159,444
Consolidated Portfolio	153	16,694	90.9%	92.9%	$475,152	98.9%	$79,716	$157,043

	6/30/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Core Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/18	6/30/18
Core Portfolio:
Defense/IT Locations
Consolidated properties	144	14,528	91.5%	93.6%	$416,378	87.2%	$66,991	$132,643
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,448	1.1%	1,202	2,401
Total Defense/IT Locations	150	15,490	92.0%	94.0%	421,826	88.3%	68,193	135,044
Regional Office	7	2,008	87.2%	88.8%	55,641	11.7%	8,127	15,442
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,013	7,834
Total Core Portfolio	157	17,498	91.5%	93.4%	$477,467	100.0%	$80,333	$158,320

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $22.7 million as of 6/30/18. With regard to properties owned through an unconsolidated real estate joint venture, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/17.

(4)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 33 for additional disclosure regarding this joint venture.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/17.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,993	$62,782	$62,220	$61,254	$61,284	$124,775	$122,139
NoVA Defense/IT	13,118	12,561	12,126	12,190	11,095	25,679	22,802
Lackland Air Force Base	12,382	11,443	11,522	11,024	13,029	23,825	24,663
Navy Support	8,127	7,870	7,587	7,494	7,449	15,997	14,459
Redstone Arsenal	3,652	3,633	3,706	3,532	3,624	7,285	7,084
Data Center Shells-Consolidated	5,955	5,831	6,322	6,676	5,800	11,786	11,322
Total Defense/IT Locations	105,227	104,120	103,483	102,170	102,281	209,347	202,469
Regional Office	15,296	15,284	15,868	16,656	17,462	30,580	35,738
Wholesale Data Center	8,105	8,077	7,674	7,398	7,033	16,182	13,803
Other	534	797	660	1,007	1,521	1,331	3,054
Consolidated real estate revenues	$129,162	$128,278	$127,685	$127,231	$128,297	$257,440	$255,064

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,894	$41,178	$41,880	$41,546	$41,155	$83,072	$81,490
NoVA Defense/IT	8,209	7,838	8,202	7,847	6,876	16,047	14,131
Lackland Air Force Base	4,888	4,845	4,835	4,831	4,899	9,733	9,731
Navy Support	4,696	4,566	4,359	4,337	4,424	9,262	8,225
Redstone Arsenal	2,143	2,193	2,217	2,100	2,133	4,336	4,222
Data Center Shells
Consolidated properties	5,156	5,037	5,486	6,039	5,223	10,193	10,086
COPT’s share of unconsolidated real estate JV (1)	1,202	1,199	1,203	1,202	1,198	2,401	2,400
Total Defense/IT Locations	68,188	66,856	68,182	67,902	65,908	135,044	130,285
Regional Office	8,127	7,406	8,860	9,250	10,380	15,533	21,170
Wholesale Data Center	3,955	3,819	4,164	4,223	3,532	7,774	6,937
Other	648	445	233	690	1,047	1,093	1,925
NOI from real estate operations	$80,918	$78,526	$81,439	$82,065	$80,867	$159,444	$160,317

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,338	$40,212	$41,685	$41,630	$40,343	$81,550	$80,617
NoVA Defense/IT	7,312	7,218	7,426	8,206	7,090	14,530	14,031
Lackland Air Force Base	5,067	5,024	5,016	4,886	4,943	10,091	9,819
Navy Support	4,933	4,577	4,341	4,266	4,450	9,510	8,303
Redstone Arsenal	2,200	2,167	2,165	2,098	2,019	4,367	4,048
Data Center Shells
Consolidated properties	4,755	4,297	4,646	5,412	5,172	9,052	9,995
COPT’s share of unconsolidated real estate JV (1)	1,134	1,132	1,130	1,120	1,109	2,266	2,219
Total Defense/IT Locations	66,739	64,627	66,409	67,618	65,126	131,366	129,032
Regional Office	7,465	6,894	8,428	8,942	10,046	14,359	19,830
Wholesale Data Center	3,479	3,374	3,470	3,352	3,211	6,853	6,593
Other	673	469	263	580	839	1,142	1,463
Cash NOI from real estate operations	78,356	75,364	78,570	80,492	79,222	$153,720	$156,918
Straight line rent adjustments and lease incentive amortization	1,209	519	1,027	244	(1,832)	1,728	(2,607)
Amortization of acquired above- and below-market rents	(176)	(300)	(287)	(263)	(270)	(476)	(573)
Amortization of below-market cost arrangements	(148)	(149)	(149)	(148)	(149)	(297)	(298)
Lease termination fees, gross	771	1,155	828	860	517	1,926	1,223
Tenant funded landlord assets and lease incentives	838	1,870	1,377	798	3,290	2,708	5,473
Cash NOI adjustments in unconsolidated real estate JV	68	67	73	82	89	135	181
NOI from real estate operations	$80,918	$78,526	$81,439	$82,065	$80,867	$159,444	$160,317

(1)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17

Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,759	91.3%	91.4%	93.7%	92.9%	92.6%	91.3%	92.5%
NoVA Defense/IT	12	1,760	80.5%	80.0%	79.5%	78.9%	78.4%	80.2%	78.2%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,253	88.3%	87.7%	85.6%	82.5%	80.9%	88.0%	79.0%
Redstone Arsenal	6	632	99.2%	99.2%	99.2%	99.7%	100.0%	99.2%	98.8%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	14,068	91.7%	91.6%	92.6%	91.9%	91.5%	91.6%	91.2%
Regional Office	7	2,008	87.3%	87.3%	90.0%	92.5%	92.8%	87.3%	93.2%
Core Portfolio Same Properties	145	16,076	91.1%	91.1%	92.3%	92.0%	91.7%	91.1%	91.5%
Other Same Properties	2	157	80.6%	79.9%	59.0%	62.2%	79.8%	80.2%	79.8%
Total Same Properties	147	16,233	91.0%	91.0%	92.0%	91.7%	91.5%	91.0%	91.4%

Corporate Office Properties Trust Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet	Three Months Ended
			6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,759	91.7%	91.3%	93.6%	93.4%	92.4%
NoVA Defense/IT	12	1,760	80.6%	80.3%	79.5%	79.1%	78.6%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,253	88.3%	88.0%	87.7%	82.5%	81.9%
Redstone Arsenal	6	632	99.2%	99.2%	99.2%	99.2%	100.0%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	14,068	91.9%	91.6%	92.8%	92.1%	91.5%
Regional Office	7	2,008	87.2%	86.8%	89.5%	92.4%	92.5%
Core Portfolio Same Properties	145	16,076	91.3%	91.0%	92.4%	92.1%	91.6%
Other Same Properties	2	157	82.2%	80.1%	62.3%	53.3%	79.8%
Total Same Properties	147	16,233	91.2%	90.9%	92.1%	91.8%	91.5%

(1)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/17.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$59,940	$60,542	$60,135	$59,010	$59,104	$120,482	$118,640
NoVA Defense/IT	11,458	11,107	11,030	11,120	11,096	22,565	22,100
Lackland Air Force Base	12,382	11,443	11,523	11,024	13,029	23,825	24,663
Navy Support	8,127	7,870	7,586	7,494	7,449	15,997	14,459
Redstone Arsenal	3,281	3,328	3,390	3,247	3,288	6,609	6,488
Data Center Shells	3,186	3,217	3,021	3,007	2,956	6,403	6,045
Total Defense/IT Locations	98,374	97,507	96,685	94,902	96,922	195,881	192,395
Regional Office	15,294	15,168	15,871	16,201	15,777	30,462	32,340
Other Properties	528	783	658	924	1,146	1,311	2,349
Same Properties real estate revenues	$114,196	$113,458	$113,214	$112,027	$113,845	$227,654	$227,084
Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,246	$39,653	$40,448	$40,014	$39,707	$79,899	$79,439
NoVA Defense/IT	7,179	6,775	7,152	6,802	6,872	13,954	13,661
Lackland Air Force Base	4,888	4,845	4,835	4,831	4,899	9,733	9,731
Navy Support	4,696	4,566	4,360	4,337	4,424	9,262	8,225
Redstone Arsenal	2,296	2,398	2,394	2,295	2,369	4,694	4,669
Data Center Shells
Consolidated properties	2,717	2,665	2,623	2,622	2,610	5,382	5,258
COPT’s share of unconsolidated real estate JV (1)	1,202	1,199	1,203	1,202	1,198	2,401	2,400
Total Defense/IT Locations	63,224	62,101	63,015	62,103	62,079	125,325	123,383
Regional Office	8,125	7,313	8,909	8,898	9,167	15,438	18,714
Other Properties	588	426	322	639	853	1,014	1,701
Same Properties NOI	$71,937	$69,840	$72,246	$71,640	$72,099	$141,777	$143,798

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,906	$38,850	$40,090	$40,207	$39,308	$78,756	$78,886
NoVA Defense/IT	7,770	7,212	7,433	7,204	7,086	14,982	13,801
Lackland Air Force Base	5,067	5,024	5,016	4,886	4,943	10,091	9,819
Navy Support	4,934	4,577	4,342	4,266	4,449	9,511	8,302
Redstone Arsenal	2,364	2,384	2,351	2,293	2,254	4,748	4,492
Data Center Shells
Consolidated properties	2,558	2,476	2,521	2,511	2,491	5,034	6,103
COPT’s share of unconsolidated real estate JV (1)	1,134	1,132	1,130	1,120	1,109	2,266	1,109
Total Defense/IT Locations	63,733	61,655	62,883	62,487	61,640	125,388	122,512
Regional Office	7,463	6,801	8,476	8,602	8,824	14,264	17,389
Other Properties	613	449	352	527	638	1,062	1,242
Same Properties cash NOI	71,809	68,905	71,711	71,616	71,102	$140,714	$141,143
Straight line rent adjustments and lease incentive amortization	(1,005)	(1,556)	(1,050)	(1,298)	(662)	(2,561)	(460)
Amortization of acquired above- and below-market rents	(176)	(300)	(287)	(263)	(270)	(476)	(573)
Amortization of below-market cost arrangements	(148)	(147)	(147)	(148)	(147)	(295)	(295)
Lease termination fees, gross	558	1,008	828	860	517	1,566	1,223
Tenant funded landlord assets and lease incentives	831	1,863	1,118	791	1,470	2,694	2,579
Cash NOI adjustments in unconsolidated real estate JV	68	67	73	82	89	135	181
Same Properties NOI	$71,937	$69,840	$72,246	$71,640	$72,099	$141,777	$143,798
Percentage change in total Same Properties cash NOI (2)	1.0%					(0.3)%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	3.4%					2.3%

(1)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 6/30/18
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	43	—	135	242	—	421	84	—	504
Expiring Square Feet	83	—	142	242	—	468	130	—	598
Vacating Square Feet	40	—	7	—	—	47	47	—	94
Retention Rate (% based upon square feet)	52.1%	—%	95.0%	100.0%	—%	90.0%	64.2%	—%	84.4%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$4.08	$—	$0.10	$0.43	$—	$0.70	$13.49	$—	$2.82
Weighted Average Lease Term in Years	1.4	—	1.8	1.0	—	1.3	2.9	—	1.6
Average Rent Per Square Foot
Renewal Average Rent	$35.60	$—	$40.94	$21.46	$—	$29.17	$30.25	$—	$29.35
Expiring Average Rent	$31.78	$—	$37.44	$20.94	$—	$27.36	$28.62	$—	$27.57
Change in Average Rent	12.0%	—%	9.3%	2.5%	—%	6.6%	5.7%	—%	6.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.43	$—	$40.56	$21.46	$—	$29.14	$29.34	$—	$29.17
Expiring Cash Rent	$35.53	$—	$39.86	$20.94	$—	$28.52	$30.58	$—	$28.86
Change in Cash Rent	2.5%	—%	1.7%	2.5%	—%	2.2%	(4.0)%	—%	1.1%
Average escalations per year	3.0%	—%	2.1%	—%	—%	2.2%	2.5%	—%	2.3%
New Leases
Development and Redevelopment Space (3)
Leased Square Feet	13	159	—	—	432	604	—	—	604
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$66.40	$78.41	$—	$—	$—	$22.06	$—	$—	$22.06
Weighted Average Lease Term in Years	9.3	10.0	—	—	12.0	11.4	—	—	11.4
Average Rent Per Square Foot	$27.85	$35.15	$—	$—	$17.60	$22.44	$—	$—	$22.44
Cash Rent Per Square Foot	$25.27	$35.15	$—	$—	$15.70	$21.03	$—	$—	$21.03
Other New Leases (4)
Leased Square Feet	74	5	24	—	—	103	12	1	116
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$27.27	$61.41	$32.56	$—	$—	$30.04	$81.18	$1.96	$35.06
Weighted Average Lease Term in Years	8.4	5.4	6.1	—	—	7.7	6.4	1.0	7.5
Average Rent Per Square Foot	$20.27	$29.60	$24.41	$—	$—	$21.66	$32.59	$23.50	$22.82
Cash Rent Per Square Foot	$19.15	$30.00	$24.33	$—	$—	$20.85	$30.87	$23.50	$21.93
Total Square Feet Leased	130	164	159	242	432	1,128	96	1	1,224
Average escalations per year	2.6%	—%	2.5%	—%	2.5%	2.0%	2.5%	—%	2.0%
Average escalations excl. data center shells									1.2%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate excludes the effect of 108,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2018; our retention rate would be 65.9% if the effect of this vacancy was included. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)
Excludes a long-term contract executed in June 2018 to use an asset at a confidential Defense/IT Location, the economics of which are equivalent to that of a 115,000 square foot office property or 190,000 data center shell lease.

(4)	Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Six Months Ended 6/30/18
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	590	44	221	242	—	1,098	118	—	1,216
Expiring Square Feet	858	47	231	242	—	1,379	200	—	1,579
Vacating Square Feet	268	3	10	—	—	281	82	—	363
Retention Rate (% based upon square feet)	68.8%	93.1%	95.7%	100.0%	—%	79.6%	59.2%	—%	77.0%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$9.36	$21.90	$0.79	$0.43	$—	$6.16	$19.52	$—	$7.46
Weighted Average Lease Term in Years	4.3	3.0	2.0	1.0	—	3.1	4.9	—	3.2
Average Rent Per Square Foot
Renewal Average Rent	$35.80	$27.96	$32.76	$21.46	$—	$31.71	$30.15	$—	$31.56
Expiring Average Rent	$32.41	$25.78	$29.79	$20.94	$—	$29.08	$26.98	$—	$28.88
Change in Average Rent	10.5%	8.5%	10.0%	2.5%	—%	9.0%	11.7%	—%	9.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.83	$27.00	$32.34	$21.46	$—	$31.06	$28.78	$—	$30.84
Expiring Cash Rent	$34.40	$28.40	$32.08	$20.94	$—	$30.72	$28.47	$—	$30.50
Change in Cash Rent	1.3%	(4.9)%	0.8%	2.5%	—%	1.1%	1.1%	—%	1.1%
Average escalations per year	2.7%	2.8%	2.0%	—%	—%	2.6%	2.5%	—%	2.6%
New Leases
Development and Redevelopment Space (3)
Leased Square Feet	84	159	—	—	432	675	—	—	675
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$56.93	$78.41	$—	$—	$—	$25.54	$—	$—	$25.54
Weighted Average Lease Term in Years	9.2	10.0	—	—	12.0	11.2	—	—	11.2
Average Rent Per Square Foot	$29.59	$35.15	$—	$—	$17.60	$23.22	$—	$—	$23.22
Cash Rent Per Square Foot	$28.53	$35.15	$—	$—	$15.70	$21.88	$—	$—	$21.88
Other New Leases (4)
Leased Square Feet	100	22	42	5	—	169	13	5	187
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$30.12	$51.36	$32.95	$46.17	$—	$34.07	$82.23	$20.96	$37.00
Weighted Average Lease Term in Years	7.6	5.2	5.7	6.3	—	6.8	6.6	2.5	6.7
Average Rent Per Square Foot	$22.93	$29.03	$23.75	$24.37	$—	$23.97	$32.30	$25.60	$24.58
Cash Rent Per Square Foot	$21.83	$28.07	$23.87	$22.50	$—	$23.17	$30.24	$24.95	$23.69
Total Square Feet Leased	774	226	263	247	432	1,943	131	5	2,078
Average escalations per year	2.7%	0.4%	2.3%	2.5%	2.5%	2.2%	2.5%	3.5%	2.3%
Average escalations excl. data center shells									2.1%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate excludes the effect of 108,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2018; our retention rate would be 70.0% if the effect of this vacancy was included. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)
Excludes a long-term contract executed in June 2018 to use an asset at a confidential Defense/IT Location, the economics of which are equivalent to that of a 115,000 square foot office property or 190,000 data center shell lease.

(4)	Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	592	$21,627	4.5%	$36.48
NoVA Defense/IT	21	617	0.1%	28.73
Navy Support	164	3,983	0.8%	24.34
Redstone Arsenal	11	235	—%	21.85
Regional Office	14	453	0.1%	31.99
2018	802	26,915	5.6%	33.52
Ft Meade/BW Corridor	1,633	55,168	11.6%	33.73
NoVA Defense/IT	346	13,048	2.7%	37.72
Navy Support	167	4,467	0.9%	26.77
Redstone Arsenal	43	986	0.2%	23.03
Data Center Shells-Consolidated properties	155	2,675	0.6%	17.26
Regional Office	122	3,789	0.8%	30.90
2019	2,466	80,133	16.8%	32.46
Ft Meade/BW Corridor	1,032	34,978	7.3%	33.90
NoVA Defense/IT	175	5,165	1.1%	29.50
Lackland Air Force Base	250	11,437	2.4%	45.69
Navy Support	224	8,873	1.9%	39.61
Redstone Arsenal	253	5,306	1.1%	20.94
Regional Office	81	2,583	0.5%	31.93
2020	2,015	68,342	14.3%	33.91
Ft Meade/BW Corridor	840	28,617	6.0%	34.03
NoVA Defense/IT	107	2,954	0.6%	27.56
Navy Support	222	6,383	1.3%	28.73
Redstone Arsenal	161	3,628	0.8%	22.53
Regional Office	39	1,196	0.3%	30.72
2021	1,369	42,778	9.0%	31.22
Ft Meade/BW Corridor	651	20,482	4.3%	31.40
NoVA Defense/IT	67	2,077	0.4%	30.89
Navy Support	133	2,953	0.6%	22.13
Redstone Arsenal	2	55	—%	29.31
Regional Office	489	15,905	3.3%	32.46
2022	1,342	41,472	8.7%	30.84
Thereafter
Consolidated Properties	7,050	212,379	44.5%	30.09
Unconsolidated JV Properties	962	5,448	1.1%	11.33
Core Portfolio	16,006	$477,467	100.0%	$30.14

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio	16,006	$477,467	99.3%	$30.14
Other Properties	129	3,133	0.7%	24.23
Total Portfolio	16,135	$480,600	100.0%	$30.09
Consolidated Portfolio	15,173	$475,152
Unconsolidated JV Properties	962	$5,448

Note: As of 6/30/18, the weighted average lease term is 4.7 years for the Core Portfolio, 4.7 years for the Total Portfolio and 4.6 years for the Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2018	0.11	$218
2019	2.00	4,114
2020	11.55	14,194
2021	0.05	113
2022	3.00	1,929
Thereafter	0.15	2,167
	16.86	$22,735

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/18 of 331,000 for the Core Portfolio. With regard to properties owned through an unconsolidated real estate joint venture, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2018 Core Portfolio Quarterly Lease Expiration Analysis as of 6/30/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	256	$8,291	1.7%	$32.28
NoVA Defense/IT	13	269	0.1%	20.55
Navy Support	134	3,338	0.7%	25.02
Redstone Arsenal	2	39	—%	23.16
Regional Office	3	111	—%	33.76
Q3 2018	408	12,048	2.5%	29.50
Ft Meade/BW Corridor	336	13,336	2.8%	39.68
NoVA Defense/IT	8	348	0.1%	41.51
Navy Support	30	645	0.1%	21.34
Redstone Arsenal	9	196	—%	21.60
Regional Office	11	342	0.1%	31.44
Q4 2018	394	14,867	3.1%	37.68

	802	$26,915	5.6%	$33.52

(1)
This expiration analysis reflects occupied space of our total portfolio and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/18.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 6/30/18 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells (3)	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$163,289	32.4%	4,065	5.1
VADATA, Inc.		40,277	8.0%	2,433	8.1
General Dynamics Corporation	(5)	29,161	5.8%	764	3.3
The Boeing Company		19,700	3.9%	688	2.3
Northrop Grumman Corporation		10,981	2.2%	420	1.7
Booz Allen Hamilton, Inc.		10,593	2.1%	294	3.1
CareFirst, Inc.		10,492	2.1%	313	4.6
CACI Technologies, Inc.		7,507	1.5%	224	2.4
Wells Fargo & Company		6,891	1.4%	183	9.5
KEYW Corporation		6,281	1.2%	211	5.5
The Raytheon Company		5,539	1.1%	147	1.2
University of Maryland		5,474	1.1%	182	3.9
Miles and Stockbridge, PC		5,472	1.1%	160	9.2
Kratos Defense and Security Solutions		5,063	1.0%	131	1.8
Transamerica Life Insurance Company		4,712	0.9%	141	3.5
Science Applications International Corp.		4,533	0.9%	129	2.8
The MITRE Corporation		4,309	0.9%	122	4.2
Accenture Federal Services, LLC		3,786	0.8%	128	1.4
AT&T Corporation		3,734	0.7%	153	2.0
Pandora Jewelry Inc.		3,526	0.7%	145	7.7
Subtotal Top 20 Tenants		351,320	69.8%	11,033	5.1
All remaining tenants		152,015	30.2%	5,102	3.8
Total/Weighted Average		$503,335	100.0%	16,135	4.7

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For six properties owned through an unconsolidated real estate joint venture, includes COPT’s share of those properties’ ARR of $5.4 million (see page 33 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 6/30/18, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/18, $2.0 million in ARR (or 1.0% of our ARR from the United States Government and 0.4% of our total ARR) was through the General Services Administration (GSA).

(5)	Includes CSRA Inc. as a result of its acquisition by General Dynamics Corporation effective 4/3/18.

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/18 (1)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 7/25/18	as of 6/30/18 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date

Property and Location
Under Construction
BLC 2 Northern Virginia	Data Center Shells	149	100%	$31,600	$28,372	3Q 18	3Q 18
Project EX (4) Confidential	Defense/IT Locations	N/A	100%	24,324	11,177	4Q 18	4Q 18
DC 23 Northern Virginia	Data Center Shells	149	100%	21,347	2,677	4Q 18	4Q 18
MP 2 Northern Virginia	Data Center Shells	216	100%	37,302	16,832	4Q 18	4Q 18
MP 1 Northern Virginia	Data Center Shells	216	100%	37,331	11,757	2Q 19	2Q 19
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	71	86%	18,544	14,235	2Q 18	2Q 19
4100 Market Street Huntsville, Alabama	Redstone Arsenal	36	59%	7,459	3,203	3Q 18	3Q 19
4000 Market Street Huntsville, Alabama	Redstone Arsenal	43	0%	8,554	2,985	3Q 18	3Q 19
Total Under Construction		880	94%	$186,461	$91,238

(1)	Includes properties under, or contractually committed for, construction as of 6/30/18.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Represents land under a long-term contract.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/18
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 6/30/18	as of 6/30/18 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7142 Columbia Gateway (3) Columbia, Maryland	Ft Meade/BW Corridor	22	100%	$622	$3,435	$4,057	$3,622	$2,593	1Q 18	4Q 18
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	106	0%	11,801	14,962	26,763	11,848	11,801	1Q 19	1Q 20
Total Under Redevelopment		128	17%	$12,423	$18,397	$30,820	$15,470	$14,394

Corporate Office Properties Trust
Summary of Pre-leased Pre-construction Project as of 6/30/18 (4)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 6/30/18	as of 6/30/18 (1)		Anticipated Construction Start Date	Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Anticipated Total Cost	Cost to Date

Property and Location
2100 L Street Washington, DC	Regional Office	190	43%	$170,000	$75,037	2Q 18	3Q 20	3Q 21

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	A portion of this property is undergoing redevelopment (22,000 of the 47,000 square feet). Of the square feet under redevelopment, 13,000 square feet were operational as of 6/30/18.

(4)	The costs associated with the project on this summary are reported on our consolidated balance sheets in the line entitled “land held.”

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 6/30/18
(square feet in thousands)

		Total Property			Square Feet Placed in Service in 2018			Space Placed in Service % Leased as of 6/30/18
	Property Segment	% Leased as of 6/30/18
Property and Location			Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	Total 2018
540 National Business Parkway Annapolis Junction, Maryland	Ft Meade/BW Corridor	49%	145	71	74	—	74	49%
7142 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	100%	22	—	11	2	13	100%
BLC 1 Northern Virginia	Data Center Shells	100%	149	—	—	149	149	100%
Total Construction/Redevelopment Placed in Service (1)		77%	316	71	85	151	236	76%

(1)
Excludes 310 Sentinel Way and NOVA Office B, two properties that were completed in 2016 but reported as construction projects through 12/31/17 since they were held for future lease to the United States Government.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/18 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land Owned/Controlled for Future Development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	27	590
Other	131	1,440
Total Fort Meade/BW Corridor	354	4,136
NoVA Defense/IT	59	1,965
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	422	4,005
Data Center Shells	21	206
Total Defense/IT Locations	949	11,206
Regional Office	10	900
Total land owned/controlled for future development	959	12,106	$259,791

Other land owned/controlled	150	1,638	4,520
Land held, net	1,109	13,744	$264,311

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction, redevelopment or pre-leased pre-construction as detailed on pages 24 and 25. The costs associated with the land included on this summary and our pre-leased pre-construction project included on page 25 are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	6/30/18
Debt
Secured debt	5.7	4.15%	4.05%	$162,505
Unsecured debt	4.4	4.01%	4.09%	1,721,561
Total Consolidated Debt	4.5	4.02%	4.09%	$1,884,066

Fixed rate debt (2)	5.2	4.30%	4.18%	$1,714,066
Variable rate debt	2.8	3.31%	3.19%	170,000
Total Consolidated Debt				$1,884,066

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity
Common Shares				103,261
Common Units				3,197
Total Common Shares and Units				106,458

Closing Common Share Price on 6/29/18				$28.99
Common Equity Market Capitalization				$3,086,217

Total Equity Market Capitalization				$3,095,017

Total Market Capitalization				$4,979,083

Forward Equity Sale Agreements Capacity (4)				$167,043
(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $363.0 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Based on settlement value on remaining capacity as of 6/30/18.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	7/19/17
Moody’s	Baa3	Positive	8/9/17
Standard & Poor’s	BBB-	Stable	5/1/18

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/18
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$170,000	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$625	$—	Nov-19
Senior Unsecured Notes					7200 & 7400 Redstone Gateway (3)	L + 1.85%		13,026	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		17,996	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		53,046	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	34,430	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		43,382	35,603	Jun-26
Unsecured Bank Term Loans					Total Secured Debt	4.15%		$162,505
2020 Maturity	L + 1.40%	100,000	May-20	(2)
2022 Maturity	L + 1.35%	250,000	Dec-22	(2)
Subtotal - Term Loans	3.35%	350,000
Other Unsecured Debt	—%	1,561	May-26
Total Unsecured Debt	4.01%	$1,721,561

Debt Summary
Total Unsecured Debt	4.01%	$1,721,561
Total Secured Debt	4.15%	162,505
Consolidated Debt	4.02%	$1,884,066
Net discounts and deferred
financing costs		(12,621)
Debt, per balance sheet		$1,871,445

Consolidated Debt		$1,884,066
COPT’s share of unconsolid. JV gross debt (5)		30,000
Gross debt		$1,914,066

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/18 (continued)

(1) Revolving Credit Facility maturity of $170.0 million scheduled for 2019 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	6/30/18		Term Loan Covenants (1)	Required	6/30/18
Total Debt / Total Assets	< 60%	41.2%		Total Debt / Total Assets	< 60%	36.5%
Secured Debt / Total Assets	< 40%	3.6%		Secured Debt / Total Assets	< 40%	3.3%
Debt Service Coverage	> 1.5x	3.9x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.5x
Unencumbered Assets / Unsecured Debt	> 150%	243.5%		Unsecured Debt / Unencumbered Assets	< 60%	36.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.0x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 29	$1,914,066		# of unencumbered properties		143
Adjusted book	p. 36	$4,636,709		% of total portfolio		90%
Net debt / adjusted book ratio		41.1%		Unencumbered square feet in-service		15,192
Net debt plus pref. equity / adj. book ratio		41.3%		% of total portfolio		86%
Net debt	p. 36	$1,905,184		NOI from unencumbered real estate operations		$73,954
Net debt plus preferred equity	p. 36	$1,913,984		% of total NOI from real estate operations		91%
In-place adjusted EBITDA	p. 10	$75,990		Adjusted EBITDA from unencumbered real estate operations		$68,608
Net debt / in-place adjusted EBITDA ratio		6.3	x	% of total adjusted EBITDA from real estate operations		91%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.3	x	Unencumbered adjusted book		$4,225,149
Denominator for debt service coverage	p. 35	$19,392		% of total adjusted book		91%
Denominator for fixed charge coverage	p. 35	$20,954
Adjusted EBITDA	p. 10	$75,572
Adjusted EBITDA debt service coverage ratio		3.9	x
Adjusted EBITDA fixed charge coverage ratio		3.6	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 6/30/18
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 6/30/18 (1)	NOI for the Six Months Ended 6/30/18 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	96.4%	$1,373	$2,737	$51,413	$43,382	50%
Huntsville, Alabama:
LW Redstone Company, LLC (6 properties)	514	98.7%	98.7%	1,819	3,726	82,030	47,456	85%
Total/Average	756	98.1%	98.1%	$3,192	$6,463	$133,443	$90,838

Non-operating Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	521	$21,982	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	77,775	—	85%
Washington, DC:
Stevens Place	190	75,813	—	95%
Total	4,795	$175,570	$—

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $51.4 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 6/30/18
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$40,806
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$124,901	$62,451
Total Assets	$141,642	$70,821
Debt	$59,623	$29,812

	Three Months Ended 6/30/18		Six Months Ended 6/30/18
Operating information	Venture	COPT’s Share (1)	Venture	COPT’s Share (1)
Revenue	$2,884	$1,442	$5,814	$2,907
Operating expenses	(480)	(240)	(1,013)	(506)
NOI and EBITDA	2,404	1,202	4,801	2,401
Interest expense	(527)	(264)	(1,049)	(525)
Depreciation and amortization	(1,129)	(564)	(2,254)	(1,127)
Net income	$748	$374	$1,498	$749

NOI (per above)	$2,404	$1,202	$4,801	$2,401
Tenant funded landlord assets	(38)	(18)	(399)	(199)
Straight line rent adjustments	(98)	(50)	129	64
Cash NOI	$2,268	$1,134	$4,531	$2,266

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17

Gain on sales of real estate, net, per statements of operations	$(23)	$(4)	$4,452	$1,188	$12	$(27)	$4,250
Gain on sales of non-operating properties	—	—	—	(1,180)	—	—	(4,219)
Gain on sales of previously depreciated operating properties	$(23)	$(4)	$4,452	$8	$12	$(27)	$31

Impairment losses (recoveries), per statements of operations	$—	$—	$13,659	$(161)	$1,625	$—	$1,625
Impairment (losses) recoveries on previously depreciated operating properties	—	—	(9,004)	159	(1,610)	—	(1,610)
Impairment losses (recoveries) on non-operating properties	$—	$—	$4,655	$(2)	$15	$—	$15

NOI from real estate operations (1)
Real estate revenues	$129,162	$128,278	$127,685	$127,231	$128,297	$257,440	$255,064
Real estate property operating expenses	(49,446)	(50,951)	(47,449)	(46,368)	(48,628)	(100,397)	(97,147)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,202	1,199	1,203	1,202	1,198	2,401	2,400
NOI from real estate operations	80,918	78,526	81,439	82,065	80,867	159,444	160,317
General and administrative expenses	(6,067)	(5,861)	(5,552)	(5,692)	(6,017)	(11,928)	(12,764)
Leasing expenses	(1,561)	(1,431)	(1,447)	(1,676)	(1,842)	(2,992)	(3,706)
Business development expenses and land carry costs	(1,234)	(1,614)	(1,646)	(1,277)	(1,597)	(2,848)	(3,290)
NOI from construction contracts and other service operations	640	982	853	998	823	1,622	1,371
Impairment (losses) recoveries on non-operating properties	—	—	(4,655)	2	(15)	—	(15)
Equity in loss of unconsolidated non-real estate entities	(1)	(2)	(2)	(1)	(1)	(3)	(2)
Interest and other income	1,439	1,359	1,501	1,508	1,583	2,798	3,309
Loss on early extinguishment of debt	—	—	—	—	(513)	—	(513)
Gain on sales of non-operating properties	—	—	—	1,180	—	—	4,219
Interest expense	(18,945)	(18,784)	(19,211)	(19,615)	(19,163)	(37,729)	(38,157)
COPT’s share of interest expense of unconsolidated real estate JV (2)	(264)	(261)	(266)	(267)	(264)	(525)	(525)
Income tax expense	(63)	(55)	(953)	(57)	(48)	(118)	(88)
FFO - per NAREIT (1)	$54,862	$52,859	$50,061	$57,168	$53,813	$107,721	$110,156

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 33 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Total interest expense	$18,945	$18,784	$19,211	$19,615	$19,163	$37,729	$38,157
Less: Amortization of deferred financing costs	(468)	(468)	(443)	(554)	(922)	(936)	(1,931)
Less: Amortization of net debt discounts, net of amounts capitalized	(358)	(354)	(350)	(347)	(343)	(712)	(682)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(34)	(54)	(53)	(36)	(68)	(36)
Gain (loss) on interest rate derivatives	—	—	191	34	(444)	—	9
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	258	255	260	261	258	513	513
Denominator for interest coverage	18,343	18,183	18,815	18,956	17,676	36,526	36,030
Scheduled principal amortization	1,049	1,052	1,034	1,015	1,005	2,101	2,013
Denominator for debt service coverage	19,392	19,235	19,849	19,971	18,681	38,627	38,043
Capitalized interest	1,397	1,374	1,032	1,055	1,611	2,771	3,142
Preferred share dividends	—	—	—	—	3,039	—	6,219
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$20,954	$20,774	$21,046	$21,191	$23,496	$41,728	$47,734

Preferred share dividends	$—	$—	$—	$—	$3,039	$—	$6,219
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends - unrestricted shares	28,284	27,974	27,747	27,282	27,241	56,258	54,460
Common share dividends - restricted shares	117	117	112	95	117	234	242
Common unit distributions	879	879	894	895	936	1,758	1,872
Total dividends/distributions	$29,445	$29,135	$28,918	$28,437	$31,498	$58,580	$63,123

Common share dividends - unrestricted shares	$28,284	$27,974	$27,747	$27,282	$27,241	$56,258	$54,460
Common unit distributions	879	879	894	895	936	1,758	1,872
Dividends and distributions for payout ratios	$29,163	$28,853	$28,641	$28,177	$28,177	$58,016	$56,332

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Total Assets	$3,612,362	$3,596,238	$3,595,205	$3,576,841	$3,592,304
Accumulated depreciation	839,478	813,457	786,193	759,262	755,208
Accumulated depreciation included in assets held for sale	—	—	—	24,903	8,148
Accumulated amort. of real estate intangibles and deferred leasing costs	201,645	197,520	193,151	187,219	183,199
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	—	1,874	9,951
COPT’s share of liabilities of unconsolidated real estate JV	30,015	30,100	29,908	30,028	29,888
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	4,317	3,752	3,189	2,627	2,064
Less: Disposed property included in assets held for sale (1)	(42,226)	(42,226)	(42,226)	—	—
Less: Cash and cash equivalents	(8,472)	(8,888)	(12,261)	(10,858)	(10,606)
Less: COPT’s share of cash of unconsolidated real estate JV	(410)	(295)	(371)	(376)	(377)
Adjusted book	$4,636,709	$4,589,658	$4,552,788	$4,571,520	$4,569,779

Gross debt (page 29)	$1,914,066	$1,898,115	$1,872,167	$1,917,201	$1,942,216
Less: Cash and cash equivalents	(8,472)	(8,888)	(12,261)	(10,858)	(10,606)
Less: COPT’s share of cash of unconsolidated real estate JV	(410)	(295)	(371)	(376)	(377)
Net debt	$1,905,184	$1,888,932	$1,859,535	$1,905,967	$1,931,233
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,913,984	$1,897,732	$1,868,335	$1,914,767	$1,940,033

(1)
We provided a financial guaranty to the buyer of this property under which we provided a limited indemnification for losses it could incur related to a potential defined capital event occurring on the property by 6/30/19. Accordingly, we did not recognize the sale of the property for accounting purposes (and will not until the guaranty expires) and we reported the sale price of the property, less sale costs, as a liability on our consolidated balance sheet as of 12/31/17 and each subsequent reporting date. We do not expect to incur any losses under this financial guaranty.

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint venture (“JV”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JV and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, gain (loss) on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements and executive transition costs.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate JV
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses on operating properties, gain on sales of operating properties and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental

Corporate Office Properties Trust
Definitions

measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to EBITDAre.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through an unconsolidated real estate JV, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics. In prior years, this segment also included suburban properties that did not meet these characteristics (that were since disposed).

Same Properties — Operating office and data center shell properties continually owned and 100% operational since at least 1/1/17, excluding properties held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated real estate JV.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2018 RESULTS

COLUMBIA, MD July 26, 2018 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the second quarter and six months ended June 30, 2018.

Management Comments

“We had a strong second quarter during which we completed the lease with the U.S. Government for a 159,000 square foot ATFP-compliant facility known as ‘NoVA Office B’, executed three new contracts for build-to-suit projects within our Defense/IT segment, and outperformed our quarterly guidance,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “Increased funding for Defense has enabled defense contractors and U.S. Government agencies to begin planning for new, strategically located facilities to accommodate mission growth, achieve operating efficiencies, and comply with security mandates. Based on our success to date and active opportunities, we are increasing our development leasing guidance for this year by 200,000 square feet, to 1.1 million square feet.”

Financial Highlights

2nd Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.19 for the quarter ended June 30, 2018 as compared to $0.08 for the second quarter of 2017.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.51 for the second quarter of 2018 as compared to $0.42 for the second quarter of 2017.

•	FFOPS, as adjusted for comparability, was $0.51 for the quarter ended June 30, 2018 as compared to $0.49 for the second quarter of 2017.

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, executive transition costs, gains (losses) on early extinguishment of debt, derivative gains (losses), and write-offs of original issuance costs for redeemed preferred shares.

Operating Performance Highlights

Operating Portfolio Summary:

•	At June 30, 2018, the Company’s core portfolio of 157 operating office properties was 91.5% occupied and 93.4% leased.

•
During the quarter, the Company placed 151,000 square feet of development into service that was 100% leased. During the six months ended June 30, 2018, the Company placed 236,000 square feet into service in properties that were 76% leased.

i

Same-Property Performance:

•	At June 30, 2018, COPT’s same-property portfolio of 147 buildings was 91.2% occupied and 93.3% leased.

•
For the quarter and six months ended June 30, 2018, the Company’s same-property cash NOI from Defense/IT locations increased 3.4% and 2.3%, respectively, over the prior year’s comparable periods. For the same time periods, the Company’s total same-property cash NOI increased 1.0% and decreased 0.3%, respectively, over the prior year’s comparable periods.

Leasing:

•
Square Feet Leased - For the quarter ended June 30, 2018, the Company leased 1.2 million total square feet, including 504,000 square feet of renewing leases, 116,000 square feet of new leases on vacant space, and 604,000 square feet in development projects. Included in development leasing is the full-building, 159,000 square foot lease at NoVA Office B with the U.S. Government.

For the six months ended June 30, 2018, the Company leased 2.1 million total square feet, including 1.2 million square feet of renewing leases, 187,000 square feet of new leases on vacant space, and 675,000 square feet in development projects.

•	Renewal Rates - During the second quarter, the Company renewed 84% of total expiring leases, which increased the renewal rate for the six months ended June 30, 2018, to 77%.

•
Rent Spreads & Average Escalations on Renewing Leases - For the quarter ended June 30, 2018, rents on renewed space increased 6.5% on a GAAP basis and 1.1% on a cash basis; average annual escalations on renewing leases in the second quarter were 2.3%. For the six months ended June 30, 2018, rents on renewed space increased 9.3% on a GAAP basis and 1.1% on a cash basis; average annual escalations on renewing leases for the six months were 2.6%.

•
Lease Terms - In the second quarter, lease terms averaged 1.6 years on renewing leases, 7.5 years on new leasing of vacant space, and 11.4 years on development leasing. For the six months, lease terms averaged 3.2 years on renewing leases, 6.7 years on new leasing of vacant space, and 11.2 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Starts. During the second quarter, the Company executed two build-to-suit leases totaling 432,000 square feet in its data center shell subsegment, as well as a long-term contract with a Fortune 500 company for a Defense/IT Location project.

•
Construction Pipeline. At July 25, 2018, the Company’s construction pipeline consisted of eight properties totaling 880,000 square feet that were 94% leased. These projects have a total estimated cost of $186.5 million, of which $91.2 million has been incurred.

•
Redevelopment. At the end of the quarter, two projects were under redevelopment totaling 128,000 square feet that were 17% leased. The Company has invested $15.5 million of the $30.8 million anticipated total cost.

•
Pre-Construction. At June 30, 2018, the Company had one property under pre-construction. Based on an expected size of 190,000 square feet, the project is 43% pre-leased. The Company commenced construction on the $170 million project in July 2018.

Balance Sheet and Capital Transaction Highlights

•	During the second quarter, the Company issued 1.1 million common shares under its forward equity sale agreement for net proceeds of $32 million.

•
As of June 30, 2018, the Company’s net debt plus preferred equity to adjusted book ratio was 41.3% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.3x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.6x.

•
As of June 30, 2018 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 91% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 4.5 years.

2018 Guidance
Management is increasing the mid-point of its previously issued guidance range for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.63-$0.69 and $1.98-$2.04, respectively. Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the third quarter ending September 30, 2018 at ranges of $0.15-$0.17 and $0.49-$0.51, respectively, and also for the fourth quarter ending December 31, 2018, at ranges of $0.13-$0.17 and $0.48-$0.52, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Quarter Ending		Quarter Ending		Year Ending
	September 30, 2018		December 31, 2018		December 31, 2018
	Low	High	Low	High	Low	High
EPS	$0.15	$0.17	$0.13	$0.17	$0.63	$0.69
Real estate depreciation and amortization	0.34	0.34	0.35	0.35	1.34	1.34
FFOPS, NAREIT definition	0.49	0.51	0.48	0.52	1.97	2.03
Other	—	—	—	—	0.01	0.01
FFOPS, as adjusted for comparability	$0.49	$0.51	$0.48	$0.52	$1.98	$2.04

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2018 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss second quarter 2018 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:            Friday, July 27, 2018
Time:                      12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:                  4378216

The conference call will also be available via live webcast in the ‘Investors’ section of the Company’s website at www.copt.com.

Replay Information
A replay of the conference call will be immediately available via webcast in the ‘Investors’ section of the Company’s website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, July 27, through 3:00 p.m. Eastern Time on Friday, August 10. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 4378216.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2018, the Company derived 88% of its core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 157 office and data center shell properties encompassed 17.5 million square feet and was 93.4% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Real estate revenues	$129,162	$128,297	$257,440	$255,064
Construction contract and other service revenues	17,581	23,138	44,779	36,172
Total revenues	146,743	151,435	302,219	291,236
Expenses
Property operating expenses	49,446	48,628	100,397	97,147
Depreciation and amortization associated with real estate operations	33,190	32,793	66,702	65,852
Construction contract and other service expenses	16,941	22,315	43,157	34,801
Impairment losses	—	1,625	—	1,625
General and administrative expenses	6,067	6,017	11,928	12,764
Leasing expenses	1,561	1,842	2,992	3,706
Business development expenses and land carry costs	1,234	1,597	2,848	3,290
Total operating expenses	108,439	114,817	228,024	219,185
Operating income	38,304	36,618	74,195	72,051
Interest expense	(18,945)	(19,163)	(37,729)	(38,157)
Interest and other income	1,439	1,583	2,798	3,309
Loss on early extinguishment of debt	—	(513)	—	(513)
Income before equity in income of unconsolidated entities and income taxes	20,798	18,525	39,264	36,690
Equity in income of unconsolidated entities	373	370	746	747
Income tax expense	(63)	(48)	(118)	(88)
Gain on sales of real estate	(23)	12	(27)	4,250
Net income	21,085	18,859	39,865	41,599
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(608)	(261)	(1,152)	(883)
Preferred units in the OP	(165)	(165)	(330)	(330)
Other consolidated entities	(878)	(907)	(1,799)	(1,841)
Net income attributable to COPT	19,434	17,526	36,584	38,545
Preferred share dividends	—	(3,039)	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	(6,847)	—	(6,847)
Net income attributable to COPT common shareholders	$19,434	$7,640	$36,584	$25,479

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$19,434	$7,640	$36,584	$25,479
Amount allocable to share-based compensation awards	(117)	(117)	(234)	(242)
Numerator for diluted EPS	$19,317	$7,523	$36,350	$25,237
Denominator:
Weighted average common shares - basic	101,789	99,036	101,397	98,725
Dilutive effect of share-based compensation awards	119	160	131	158
Weighted average common shares - diluted	101,908	99,196	101,528	98,883
Diluted EPS	$0.19	$0.08	$0.36	$0.26

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$21,085	$18,859	$39,865	$41,599
Real estate-related depreciation and amortization	33,190	32,793	66,702	65,852
Impairment losses on previously depreciated operating properties	—	1,610	—	1,610
Gain on sales of previously depreciated operating properties	23	(12)	27	(31)
Depreciation and amortization on unconsolidated real estate JV	564	563	1,127	1,126
Funds from operations (“FFO”)	54,862	53,813	107,721	110,156
Preferred share dividends	—	(3,039)	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	(6,847)	—	(6,847)
Noncontrolling interests - preferred units in the OP	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(753)	(906)	(1,697)	(1,884)
Basic and diluted FFO allocable to share-based compensation awards	(224)	(185)	(437)	(401)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	53,720	42,671	105,257	94,475
Gain on sales of non-operating properties	—	—	—	(4,219)
Impairment losses on non-operating properties	—	15	—	15
Loss (gain) on interest rate derivatives	—	444	—	(9)
Loss on early extinguishment of debt	—	513	—	513
Issuance costs associated with redeemed preferred shares	—	6,847	—	6,847
Demolition costs on redevelopment and nonrecurring improvements	9	72	48	294
Executive transition costs	213	31	376	730
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(31)	(2)	(17)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	53,941	50,562	105,679	98,629
Straight line rent adjustments and lease incentive amortization	(1,195)	1,517	(2,023)	1,950
Amortization of intangibles included in net operating income	231	325	587	684
Share-based compensation, net of amounts capitalized	1,550	1,309	3,035	2,558
Amortization of deferred financing costs	468	922	936	1,931
Amortization of net debt discounts, net of amounts capitalized	358	343	712	682
Accum. other comprehensive loss on derivatives amortized to expense	34	36	68	36
Replacement capital expenditures	(15,613)	(11,269)	(31,133)	(24,318)
Other diluted AFFO adjustments associated with real estate JVs	(32)	(58)	99	(118)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$39,742	$43,687	$77,960	$82,034
Diluted FFO per share	$0.51	$0.42	$1.00	$0.92
Diluted FFO per share, as adjusted for comparability	$0.51	$0.49	$1.01	$0.96
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2018	December 31, 2017
Balance Sheet Data
Properties, net of accumulated depreciation	$3,183,537	$3,141,105
Total assets	3,612,362	3,595,205
Debt, per balance sheet	1,871,445	1,828,333
Total liabilities	2,079,333	2,103,773
Redeemable noncontrolling interest	24,544	23,125
Equity	1,508,485	1,468,307
Net debt to adjusted book	41.1%	40.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	157	156
Total net rentable square feet owned (in thousands)	17,498	17,059
Occupancy %	91.5%	94.5%
Leased %	93.4%	95.1%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2018		2017		2018		2017
Payout ratios
Diluted FFO	54.3%		66.0%		55.1%		59.6%
Diluted FFO, as adjusted for comparability	54.1%		55.7%		54.9%		57.1%
Diluted AFFO	73.4%		64.5%		74.4%		68.7%
Adjusted EBITDA fixed charge coverage ratio	3.6	x	3.2	x	3.6	x	3.1	x
Net debt to in-place adjusted EBITDA ratio (2)	6.3	x	6.4	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.3	x	6.4	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	101,908		99,196		101,528		98,883
Weighted average common units	3,197		3,405		3,208		3,425
Denominator for diluted FFO per share and as adjusted for comparability	105,105		102,601		104,736		102,308

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$28,284	$27,241	$56,258	$54,460
Common unit distributions	879	936	1,758	1,872
Dividends and distributions for payout ratios	$29,163	$28,177	$58,016	$56,332

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$21,085	$18,859	$39,865	$41,599
Interest expense	18,945	19,163	37,729	38,157
Income tax expense	63	48	118	88
Depreciation of furniture, fixtures and equipment	459	585	982	1,096
Real estate-related depreciation and amortization	33,190	32,793	66,702	65,852
Impairment losses on previously depreciated operating properties	—	1,610	—	1,610
Gain on sales of previously depreciated operating properties	23	(12)	27	(31)
Adjustments from unconsolidated real estate JV	828	827	1,652	1,651
EBITDAre	74,593	73,873	147,075	150,022
Impairment losses on non-operating properties	—	15	—	15
Loss on early extinguishment of debt	—	513	—	513
Gain on sales of non-operating properties	—	—	—	(4,219)
Business development expenses	757	995	1,780	1,933
Demolition costs on redevelopment and nonrecurring improvements	9	72	48	294
Executive transition costs	213	31	376	730
Adjusted EBITDA	75,572	75,499	$149,279	$149,288
Proforma net operating income adjustment for property changes within period	418	421
In-place adjusted EBITDA	$75,990	$75,920

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,945	$19,163	$37,729	$38,157
Less: Amortization of deferred financing costs	(468)	(922)	(936)	(1,931)
Less: Amortization of net debt discounts, net of amounts capitalized	(358)	(343)	(712)	(682)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(34)	(36)	(68)	(36)
(Loss) gain on interest rate derivatives	—	(444)	—	9
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	258	258	513	513
Scheduled principal amortization	1,049	1,005	2,101	2,013
Capitalized interest	1,397	1,611	2,771	3,142
Preferred share dividends	—	3,039	—	6,219
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$20,954	$23,496	$41,728	$47,734

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,117	$6,148	$16,732	$10,888
Building improvements	5,775	5,972	7,696	9,202
Leasing costs	1,822	1,666	3,102	2,817
Net additions to tenant improvements and incentives	1,315	626	4,604	7,422
Excluded building improvements	(1,370)	(3,143)	(955)	(6,011)
Excluded leasing costs	(46)	—	(46)	—
Replacement capital expenditures	$15,613	$11,269	$31,133	$24,318

Same Properties cash NOI	$71,809	$71,102	$140,714	$141,143
Straight line rent adjustments and lease incentive amortization	(1,005)	(662)	(2,561)	(460)
Amortization of acquired above- and below-market rents	(176)	(270)	(476)	(573)
Amortization of below-market cost arrangements	(148)	(147)	(295)	(295)
Lease termination fees, gross	558	517	1,566	1,223
Tenant funded landlord assets and lease incentives	831	1,470	2,694	2,579
Cash NOI adjustments in unconsolidated real estate JV	68	89	135	181
Same Properties NOI	$71,937	$72,099	$141,777	$143,798

	June 30, 2018	December 31, 2017
Reconciliation of total assets to adjusted book
Total assets	$3,612,362	$3,595,205
Accumulated depreciation	839,478	786,193
Accumulated amortization of real estate intangibles and deferred leasing costs	201,645	193,151
COPT’s share of liabilities of unconsolidated real estate JV	30,015	29,908
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	4,317	3,189
Less: Disposed property included in assets held for sale	(42,226)	(42,226)
Less: Cash and cash equivalents	(8,472)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(410)	(371)
Adjusted book	$4,636,709	$4,552,788

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,914,066	$1,872,167
Less: Cash and cash equivalents	(8,472)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(410)	(371)
Net debt	$1,905,184	$1,859,535
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,913,984	$1,868,335

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